UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
May 16, 2014 (May 12, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
On May 13, 2014, Magnum Hunter Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report under Item 2.01 the May 12, 2014 closing of the sale of all of the Company’s ownership interests in its wholly-owned Canadian subsidiary, Williston Hunter Canada, Inc., an Alberta corporation (“WHCI”), to Steppe Resources Inc., an Alberta corporation (“Steppe”), pursuant to a Share Purchase Agreement, dated April 21, 2014, by and between the Company and Steppe.
The Company is filing this Amendment No. 1 on Form 8-K/A to amend the Original Form 8-K to provide pro forma financial information reflecting the sale of WHCI to Steppe, which pro forma financial information was unavailable at the time of filing of the Original Form 8-K. This pro forma financial information is included in Exhibit 99.1 to this Form 8-K/A.
Exhibit 99.1 also presents pro forma financial information reflecting WHCI’s sale of certain of its Alberta assets to BDJ Energy Inc., an Alberta corporation, which closed on April 10, 2014 (the “Asset Sale”). On April 11, 2014, the Company filed a Current Report on Form 8-K to report under Item 8.01 the closing of the Asset Sale, which sale was not individually material and did not involve a significant amount of assets for purposes of Item 2.01 of Form 8-K and the requirement to file pro forma financial information thereunder. The Company is presenting pro forma financial information for the sale of WHCI and the Asset Sale in Exhibit 99.1 on a combined basis.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Consolidated Balance Sheet

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 16, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Unaudited Pro Forma Consolidated Balance Sheet